EXHIBIT 2.4

PLEDGE AGREEMENT

In consideration of the financial accommodations given or to be given by Eric Allison, Gloria Valdovino and David Laird (hereinafter referred to collectively as “Creditors”), the undersigned, World Health Alternatives, Inc., a Florida corporation (hereinafter referred to as “Debtor”), hereby agrees as follows:

1. Debtor hereby pledges and grants to Creditors a security interest in the property described in paragraph 2 hereof (hereinafter referred to as the “Collateral”) to secure payment and performance of the obligations of Debtor under paragraph 3 hereof (hereinafter referred to as the “Indebtedness”).

2. The Collateral consists of:

(a) the following securities (hereinafter referred to as the “Securities”):

100,000 shares of Common Stock of Pulse Healthcare Staffing, Inc., a California corporation

(b) all proceeds of and contract rights relating to any and all of the property referred to above. For purposes of this Agreement the term “proceeds” includes whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary.

3. The Indebtedness consists of (i) Debtor’s obligation to deliver and pay to Creditors, no later than May 31, 2004, the full amount described as the Subsequent Allison Closing Payment, the Subsequent Non-Management Shareholders Closing Payment and the Subsequent Valdovino Closing Payment (collectively, the “Subsequent Closing Payments”) in that Amendment Number One to Stock Purchase Agreement, by and among Pulse Healthcare Staffing, Inc., a California corporation, Creditors, Tyler Covey and Debtor, dated as of May 19, 2004 (the “Purchase Agreement”) and (ii) all of Debtor’s obligations under this Pledge Agreement.

4. Without prejudice to any representations or warranties made by Creditors to Debtor in Article II and Article II.B of the Purchase Agreement, Debtor warrants that Debtor is the owner of the Securities free and clear of all liens and encumbrances and that no other person has any right, title, claim or interest (by way of lien, charge, security interest or otherwise) in, against or to the Securities.

5. Concurrent with the execution and delivery of this Agreement or prior thereto, Debtor is delivering to Eric Allison, in his capacity as agent of the Creditors (“Agent”), the Collateral. Any items of Collateral that are certificated securities shall be duly endorsed in blank without restriction (or with a duly executed Assignment Separate From Certificate duly endorsed in blank without restriction). So long as no Event of Default has occurred and is continuing, Debtor shall have the right to vote any Securities and exercise the consensual rights and powers relating to such Securities for any purpose not inconsistent with the terms of this Agreement; provided, however, that Debtor shall not trade, invest, transfer, further encumber or sell the Securities without the consent of Creditors.

6. Agent shall have the ability to act on behalf of all of the Creditors in connection with matters arising under this Pledge Agreement. Each of the Creditors hereby grants Agent a power of attorney to enforce, negotiate, compromise and otherwise manage the rights and obligations of Creditors under this Pledge Agreement.

7. Debtor shall be deemed in default under this Agreement upon the happening of any of the following events (each an “Event of Default”): (a) any default in the payment or performance of any obligation of Debtor described herein, or in the payment or performance of the Indebtedness or any portion thereof; or (b) termination of business, dissolution or insolvency of Debtor, the commission of any act of bankruptcy by Debtor, or the commencement of any bankruptcy, receivership or similar proceeding under bankruptcy or debtor’s relief laws by or against Debtor or any guarantor or surety of Debtor. Upon the happening of any Event of Default, Creditors may, at their option, and without notice to or demand on Debtor, do any one or more of the following: (a) declare the entire Indebtedness immediately due and payable and proceed to collect the same; (b) terminate any agreement for financial accommodation; (c) foreclose or otherwise enforce Creditors’ security interest in any manner permitted by law, or provided for in this Agreement; (d) sell or otherwise dispose of any Collateral Creditors reasonably estimate to be adequate to recover all amounts to which Creditors may be entitled hereunder at the time of disposition, and such additional Securities as Creditors reasonably consider necessary to establish efficiently marketable lot sizes, at one or more public or private sales whether or not such Collateral is present at the place of sale, for cash or credit or future delivery at any securities exchange or broker’s board or such other place as Creditors may determine; (e) recover from Debtor all charges, costs and expenses, including reasonable attorneys’ fees and expenses incurred or paid by Creditors in exercising any right, power or remedy provided by this Agreement or by law. Creditors are authorized, at any sale of Collateral, if they deem it advisable so to do, to restrict the prospective bidders or purchasers of any of the Collateral to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any of the Collateral. Upon any such sale Creditors shall have the right to deliver, assign, and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely, and free from any claim or right of whatsoever kind, including any equity or right of redemption of Debtor, who, to the extent permitted by law, hereby specifically waives any now existing or hereafter acquired rights of redemption, stay or appraisal. Creditors shall give Debtor ten days’ written notice of their intention to make any such public or private sale or sale at a broker’s board or on a securities exchange. Such notice, in case of a public sale, shall state the time and place fixed for such sale.

8. Debtor expressly waives any constitutional or other right to a judicial hearing prior to the time Creditors dispose of Collateral upon default as provided in paragraph 7 hereof.

9. The proceeds of any sale, foreclosure or disposition of Collateral upon an Event of Default shall be applied first to the reasonable expenses of retaking, holding, preparing for sale, discharging all liens, selling and the like, then to the reasonable attorneys’ fees and legal expenses incurred by Creditors, and then to the Indebtedness in such order as Creditors may determine. Should the net proceeds resulting from any such sale or disposition exceed the amount owing to Creditors, Creditors shall pay such surplus to Debtor or such other person(s) as are then legally entitled thereto.

10. Creditors may at any time deliver the Collateral or any part thereof to Debtor, and Creditors shall deliver the Collateral remaining in Creditors’ hands forthwith upon payment in full of all obligations represented by the Indebtedness, and this Pledge Agreement, and the security interest in the Collateral, shall automatically cease and terminate.

11. The rights, powers and remedies of Creditors under this Agreement shall be in addition to all rights, powers and remedies given to Creditors by virtue of any statute or rule of law, or other agreement, shall be cumulative, and may be exercised successively or concurrently without impairing Creditors’ security interest in the Collateral.

12. Any forbearance or failure to delay by Creditors in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Creditors shall continue in full force and effect until such right, power or remedy is specifically waived by any instrument in writing executed by Creditors. Debtor waives any right to require Creditors to proceed against any person or to exhaust any Collateral or to pursue any remedy in Creditors’ power. Creditors shall not be required to make any presentment, demand or protest, or give any notice, and need not take any action to preserve rights against prior parties with respect to any Collateral or in connection with any part of the Indebtedness.

13. This Agreement contains the entire pledge agreement between Creditors and Debtor.

14. This Agreement shall be construed in accordance with and governed by the laws of the State of California, and, where applicable, terms used herein shall have the meanings given them in the California Uniform Commercial Code except as otherwise defined herein.

15. Any written notice, consent or other communication provided for in this Agreement shall be delivered or sent by U.S. mail, with postage prepaid, and if given to Creditors, addressed to Creditors at:

Eric Allison

5320 Brandon Drive

Rocklin, CA 95765

and if given to Debtor, addressed to Debtor at:

Richard E. McDonald, c/o Better Solutions, Inc.

300 Penn Center Boulevard, Suite 201

Pittsburgh, PA 15235

unless, in either case another address is substituted by written notice.

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IN WITNESS WHEREOF, Debtor and Creditors have duly executed this Pledge Agreement as of the date set forth below.

DATED: May 19, 2004		CREDITORS:

/s/ Eric Allison
Eric Allison (individually and in his capacity as Agent)

/s/ Gloria Valdovino
Gloria Valdovino

/s/ David Laird
David Laird

DATED: May 19, 2004		DEBTOR:

World Health Alternatives, Inc.

	By	/s/ Richard E. McDonald
Richard E. McDonald
President

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